Response to Item 77D

Eaton Vance Hexavest Emerging Markets
Equity Fund
Material changes to the investment policies of the Fund are described in one or more supplements to the Fund's prospectus, filed pursuant to Rule 497 under the Securities Act of 1933, as amended, and are incorporated herein by reference.

Eaton Vance Hexavest Global Equity Fund
Material changes to the investment policies of the Fund are described in one or more supplements to the Fund's prospectus, filed pursuant to Rule 497 under the Securities Act of 1933, as amended, and are incorporated herein by reference.

Eaton Vance Hexavest International Equity
Fund
Material changes to the investment policies of the Fund are described in one or more supplements to the Fund's prospectus, filed pursuant to Rule 497 under the Securities Act of 1933, as amended, and are incorporated herein by reference.

Eaton Vance Hexavest U.S. Equity Fund
Material changes to the investment policies of the Fund are described in one or more supplements to the Fund's prospectus, filed pursuant to Rule 497 under the Securities Act of 1933, as amended, and are incorporated herein by reference.